UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

September 22, 2006
Date of Report (Date of Earliest Event Reported)

BabyUniverse, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-32577	65-0797093
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 South U.S. Highway One, Suite 500 Jupiter, Florida 33477
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 277-6400

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities

          On September 25, 2006, BabyUniverse, Inc. (the “Company”) issued a press release announcing it closed on $2 Million in new equity financing on September 22, 2006.  The equity financing was provided by affiliates of Wyndcrest Holdings, LLC, a company controlled by BabyUniverse CEO John Textor.  In connection with the financing, the company received aggregate proceeds of $2 Million, based on the issuance of 263,852 shares of common stock priced at $7.58 per share, a 7.5% premium to the closing price on September 22, 2006.  These funds will be used for general corporate purposes.

          The shares of the common stock issued in the private placement have not been registered under the Securities Act of 1933, pursuant to the exemption provided in Section 4(2), and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. BabyUniverse has agreed to file a registration statement covering resales of the common stock by the investors.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1

Subscription Form of Agreement dated as of September 22, 2006 by and between BabyUniverse, Inc., a Florida corporation, and affiliates of Wyndcrest Holdings, LLC, a company controlled by BabyUniverse Chief Executive Officer John Textor.

10.2

Registration Rights Form of Agreement dated as of September 22, 2006 by and between BabyUniverse, Inc., a Florida corporation, and affiliates of Wyndcrest Holdings, LLC, a company controlled by BabyUniverse Chief Executive Officer John Textor.

99.1	Press Release dated September 25, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2006	BABYUNIVERSE, INC.

/s/ Robert Brown

Robert Brown
Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1

Subscription Form of Agreement dated as of September 22, 2006 by and between BabyUniverse, Inc., a Florida corporation, and affiliates of Wyndcrest Holdings, LLC, a company controlled by BabyUniverse Chief Executive Officer John Textor.

10.2

Registration Rights Form of Agreement dated as of September 22, 2006 by and between BabyUniverse, Inc., a Florida corporation, and affiliates of Wyndcrest Holdings, LLC, a company controlled by BabyUniverse Chief Executive Officer John Textor.

99.1	Press Release dated September 25, 2006.